Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

N E W S

Vista Gold Corp. Announces Filing of Technical Reports for Various Properties and a Resource Estimate for the Amayapampa Project, Bolivia

Denver, Colorado October 18, 2006 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that, in connection with the preparation of a Management Information and Proxy Circular to be delivered to its securityholders for the meeting being held to approve matters relating to the previously announced transaction that will result in the transfer of the Corporation’s Nevada based properties into a recently incorporated company and the acquisition by that new company of the Nevada based mineral assets of Carl and Janet Pescio, it has filed updated technical reports, prepared in accordance with Canadian National Instrument 43-101, for six of the Nevada mineral properties to be transferred by Vista to the new company, Allied Nevada Gold Corp. (“Allied Nevada”), and new NI 43-101 compliant technical reports for 19 of the 53 Nevada mineral properties in which the Pescios currently hold interests.  There has been no material change in the information contained in the updated technical reports for Vista’s existing Nevada properties from information disclosed in previous reports for those properties.

The updated technical reports for Vista’s properties relate to the Hycroft mine and the Wildcat, Maverick Springs, Mountain View, Hasbrouck and Three Hills projects.  The new technical reports for the properties underlying the interests to be acquired from the Pescios relate to the Beowawe, Cobb Creek, Dixie Flats, Dome, Wild Horse, Eden, Elder Creek, NAD, North Carlin, North Mill Creek, Pony Creek, Switch, Six Mile, Toy, Tusk, Rock Creek, Santa Renia, South Silver Cloud, Tonka and Woodruff properties.  The reports may be viewed on SEDAR at www.sedar.com under Vista Gold Corp. and also under Allied Nevada Gold Corp.

In addition, Vista has filed an updated scoping study containing a mineral resource analysis for the Amayapampa project, a project located 186 miles southeast of La Paz, Bolivia, that was completed on September 21, 2006 by GR Technical Services Ltd. of Calgary, Alberta and Giroux Consultants Limited of Vancouver, British Columbia in accordance with Canadian National Instrument 43-101.  The Amayapampa project is being purchased by Luzon Minerals Ltd. (“Luzon”) under terms and amended terms previously disclosed in press releases and summarized in Vista’s 2005 annual report on Form 10-K. The resource estimate was completed in September 2005 for Luzon under the direction of Mr. G. H. Giroux, P.Eng., MA Sc., an independent qualified person, utilizing standard industry software and resource estimation methodology. The mineral resource data base contains 10,264 assay intervals from 45 core drill holes, 96 reverse circulation drill holes, and underground channel samples done by Da Capo Resources Ltd. and Vista between 1994 through 1997, with assaying by the Bondar Clegg laboratory in Oruro, Bolivia. The results of the study indicates that the known Amayapampa deposit, at a cutoff grade of 0.012 ounces gold per ton (0.4 grams per tonne), contains the gold resources shown in the following table.

	Tons	Tonnes	Gold	Gold	Gold Ounces
	(000’s)	(000’s)	(opt)	(g/t)	(000’s)
Measured(1)	5,677	5,150	0.047	1.60	265
Indicated(1)	10,020	9,030	0.040	1.37	336
Inferred(2)	2,161	1,960	0.027	0.94	59

(1) Cautionary Note to U.S. Investors concerning estimates of Measured Resources and Indicated Resources: This table uses the terms ‘‘measured resources’’ and ‘‘indicated resources’’. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

(2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This table uses the term ‘‘inferred resources’’. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. ‘‘Inferred resources’’ have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

The Amayapampa project is located along the east flank of a north-south trending regional anticline near the top of an Ordovician sequence of weakly metamorphosed Ordovician black argillites, quartzites, and siltites. Bedding dips are steep at 60 to 80 degrees west, with the east limb of the anticline being overturned and thus, also dipping steeply west. Gold occurs free and associated with sulfides in a northwest-trending structural zone in which quartz veins were emplaced then sheared prior to introduction of sulfides and gold mineralizing solutions. The overall dip of the mineralized envelope is 80 to 90 degrees to the west.

The mineral envelope is approximately 1,970 feet in strike length and 98 to 230 feet in width. The depth extent of continuous mineralization is in excess of 656 feet, although some mineralization is present below this depth. The deposit is defined by about 48 diamond drill holes; 96 reverse-circulation drill holes; and 315 underground channel samples totaling 17,585 feet from more than 200 accessible cross-cuts in 43 different levels and sub-levels extending over a vertical distance of 682 feet.

The scoping study for the Amayapampa project may be viewed on SEDAR at www.sedar.com under Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. The statements made in this press release about the anticipated impact the contemplated transaction described herein may have on the operations of Vista or Allied Nevada, as well as the benefits expected to result from the contemplated transaction, are forward-looking statements. Other forward-looking statements include but are not limited to those with respect to reserve and resource estimates and production costs. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; uncertainty of being able to raise capital on favorable terms or at all; and risks that may affect Vista’s ability to complete the proposed spin-off transaction including risks that Vista may be unable to obtain required securityholder, court or third party approvals; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.